Exhibit 20

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
                                                    KEY AUTO FINANCE TRUST 1997-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  August 1 to August 31, 1999
Distribution Date:  September 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B
                                                                                                         Certificate Amount
                                                                                                  -----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                0.00               0.0000000
          Class A-2 Note  Amount                                                        6,888,912.50             104.3774621
          Class A-3 Note  Amount                                                                0.00               0.0000000
          Class B  Note  Amount                                                                 0.00               0.0000000
          Certificates  Amount                                                                  0.00               0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                0.00               0.0000000
          Class A-2 Note  Amount                                                           92,938.40               1.4081576
          Class A-3 Note  Amount                                                          236,472.63               5.1250000
          Class B  Note  Amount                                                           140,304.00               5.3333333
          Certificates  Amount                                                            112,535.50               6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)      101,531,150.41


(iv)   Class A-1 Notes Balance (end of Collection Period)                                       0.00
       Class A-1 Pool Factor (end of Collection Period)                                                            0.0000000
       Class A-2 Notes Balance (end of Collection Period)                              11,545,150.41
       Class A-2 Pool Factor (end of Collection Period)                                                            0.1749265
       Class A-3 Notes Balance (end of Collection Period)                              46,141,000.00
       Class A-3 Pool Factor (end of Collection Period)                                                            1.0000000
       Class B Notes Balance (end of Collection Period)                                26,307,000.00
       Class B Pool Factor (end of Collection Period)                                                              1.0000000
       Certificates Balance (end of Collection Period)                                 17,538,000.00
       Certificates Pool Factor (end of Collection Period)                                                         1.0000000


(v)    Basic Servicing Fee                                                                 90,350.05               0.1981422


(vi)   Aggregate Net Losses                                                               272,157.30
       Aggregate Realized Losses                                                          505,778.97
        Cummulative Net Losses for all periods                                         21,278,732.37


(vii)   Reserve Account Balance after Giving Effect to Payments                         6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments               6,839,790.00
       Made on Distribution Date
        Draws on Reserve Account                                                                0.00
        Deposits to Reserve Account                                                             0.00



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
                                                    KEY AUTO FINANCE TRUST 1997-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  August 1 to August 31, 1999
Distribution Date:  September 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/Class B
                                                                                                     Certificate Amount
                                                                                              -----------------------------

(viii)  Class A-1 Notes Interest Carryover Shortfall                                            0.00               0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                            0.00               0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                            0.00               0.0000000
        Class B Notes Interest Carryover Shortfall                                              0.00               0.0000000
        Certificates Interest Carryover Shortfall                                               0.00               0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                           0.00               0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                           0.00               0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                           0.00               0.0000000
        Class B Notes Principal Carryover Shortfall                                             0.00               0.0000000
        Certificates Principal Carryover Shortfall                                              0.00               0.0000000


(ix)  Additional Principal Distributable Amount                                                 0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                       0.00
       or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                         Number                Balance
                                                                             -----------------------------------------------
           30-59 Days                                                                     523                   4,051,027.64
           60-89 Days                                                                     138                   1,083,053.65
           90 Days or More                                                                113                     823,533.61
           Financed Vehicles repossessed but not yet Charged-off                           24                     177,072.93



ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
---------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                       0.1279359
Weighted Average Remaining Term of Remaining Portfolio                                    29.1642905

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                              0.0025224
     (ii)   Preceding Collection Period                                                    0.0033018
     (iii)  Current Collection Period                                                      0.0025102
     (iv) Three Month Average                                                              0.0027781

Ending Portfolio Balance                                                              101,531,150.41
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